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                                                                   Exhibit 10(c)

February 25, 1997

Martin A. Coyle
1900 Richmond Road
Cleveland, Ohio 44124

Dear Marty:

         This letter agreement confirms our understanding relating to the engagement by TRW Inc. ("TRW") of Martin A. Coyle ("Consultant") as a consultant to TRW to provide the services described in paragraph 1 below. The terms and conditions that follow constitute the entire agreement between TRW and Consultant and shall not be modified in any way except by a written document executed by both parties.

  1.  Term and Termination
      --------------------

         If Consultant retires from TRW on or after March 1, 1999, this letter agreement shall commence on such date and will continue for a period of two years.

  2.  Statement of Work
      -----------------

         Consultant shall perform work on special projects as assigned by the Executive Vice President and General Counsel at such time(s) and place(s) as mutually agreed upon; said work not to exceed ten percent of Consultant's time on a yearly basis.

  3.  Compensation
      ------------

         As sole compensation for Consultant's services hereunder, TRW shall pay Consultant an annual fee of One Hundred Thousand Dollars ($100,000.00) per year. In addition, TRW shall reimburse Consultant for all reasonable travel, long-distance telephone and other out-of-pocket expenses incurred by Consultant in performing work hereunder upon receipt of Consultant's correct invoices therefor. All costs must be substantiated by receipts or other written verification. Any unusual or significant expenses must be approved in advance by the Chairman and Chief Executive Officer.


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Martin A. Coyle
February 25, 1997
Page 2


  4.  Confidential Information
      ------------------------

         The term "TRW Confidential Information" refers to all data, reports, drawings, tapes, formulas, interpretations, forecasts, business plans and analyses, records, trade secrets, customer lists, documents, proposals, information regarding products, pricing, terms of sale, processes, research and development, apparatus and application methods and all other information reflecting upon or concerning TRW that are not openly communicated or made accessible by TRW to third parties and that Consultant obtains from TRW, its employees, subsidiaries and affiliates, or that Consultant otherwise acquires while engaged hereunder, including information of a third party as to which TRW has a nondisclosure obligation. Additionally, TRW Confidential Information shall include any and all reports to TRW made by Consultant hereunder or the contents thereof. In view of the sensitive information to which Consultant may have access during its engagement hereunder, any information reflecting upon or concerning TRW and known, communicated or accessible to Consultant shall also be deemed to be TRW Confidential Information unless such information has been published by TRW in publicly available documents.

         Consultant:

         (a) agrees that TRW Confidential Information is the sole property of TRW and that such TRW Confidential Information shall be used only in providing consulting services hereunder for TRW;

         (b) shall hold the TRW Confidential Information in confidence and not disclose it in any manner whatsoever, in whole or in part, to any person except to employees of TRW, or to employees of Consultant who need to know in order to perform their duties and who agree in writing to use the TRW Confidential Information only to assist Consultant in performance of Consultant's duties hereunder;

         (c) shall take or cause to be taken all reasonable precautions to prevent the disclosure or communication of TRW Confidential Information to third parties;

         (d) agrees that each reproduction, duplication, or copy of any portion of TRW Confidential Information shall be deemed TRW Confidential Information for all purposes hereunder; and

                                                                   Initialed ___
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Martin A. Coyle
February 25, 1997
Page 3


         (e) shall, upon expiration or termination of this letter agreement, discontinue all use of TRW Confidential Information and return all documents containing TRW Confidential Information to TRW.

  5.  Inventions
      ----------

         Consultant shall disclose promptly to TRW all technical innovations that were or are conceived or first reduced to practice by Consultant, whether solely or jointly with others, in the course of performing work hereunder or as a result of knowledge acquired while performing services hereunder. For purposes of this letter agreement, the term "technical innovation" includes, but is not limited to, any idea, invention, discovery, improvement, any new and useful art, method, process, use, apparatus, composition of matter, design, computer program, algorithm, programmable process, process of which any computer program constitutes a part, or configuration of any kind, whether patentable or not. Consultant agrees that all technical innovations shall be the sole property of TRW. During or subsequent to the term of this letter agreement, Consultant agrees without further consideration promptly to execute and deliver to TRW all documents and take such other action as may be reasonably required by TRW to assist TRW in obtaining patents in the United States and foreign countries for the technical innovations and to vest title thereto in TRW and/or the successors, assigns or designees of TRW. At TRW's request and expense, Consultant shall cooperate with TRW and do all things reasonably and lawfully appropriate to assist TRW, or its successors, assigns and nominees, to obtain and enforce patents relating to such technical innovations.

  6.  Copyrights
      ----------

         Neither Consultant nor any of Consultant's employees or independent contractors shall knowingly incorporate in any work prepared hereunder any copyrighted or proprietary material of TRW or any other person. Further, any work of authorship created hereunder shall constitute a "work made for hire," when so defined by the Copyright Act, and as to any work not so defined, Consultant hereby transfers to TRW any and all right, title and interest Consultant may have in and to the copyright in such work for the entire term of the copyright. No rights are reserved to Consultant in any work prepared hereunder.

                                                                   Initialed ___
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Martin A. Coyle
February 25, 1997
Page 4


  7.  License
      -------

         Consultant hereby grants to TRW a fully paid-up, nonexclusive and perpetual right and license to use any and all of Consultant's know-how and trade secrets that are necessary to the implementation of work by TRW pursuant to the reports and recommendations made by Consultant.

  8.  Security
      --------

         TRW shall advise Consultant which information or items provided to Consultant constitute classified material, and Consultant shall comply with all security requirements imposed by TRW. If it becomes necessary for Consultant to store classified material at Consultant's place of work, other than TRW premises, a facility clearance shall be required. In that event, Consultant shall enter into a security agreement with the applicable Government agency and maintain a system of security controls in accordance with such security agreement. All such classified material shall be promptly returned to TRW on request or upon termination of the security agreement or this Agreement, whichever first occurs.

  9.  No Conflict
      -----------

         Except with the prior written approval of TRW after full disclosure of all relevant facts, Consultant shall refrain from accepting work, engagements or appointments from any third party that could conflict with, or impede an unbiased performance of, Consultant's work hereunder or the protection of TRW Confidential Information.

10.  Compliance
     ----------

         Consultant warrants that Consultant has the right to enter into this letter agreement and that performance of the work specified herein shall not cause Consultant to be in violation of any federal, state or local law or regulation, or any contractual agreement entered into by Consultant. Consultant shall comply with TRW's policies, directives and standards, including, without limitation, TRW's Code of

                                                                   Initialed ___
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Martin A. Coyle
February 25, 1997
Page 5



Conduct (a copy of which Consultant acknowledges having received), and with all applicable federal, state and local laws and regulations.

11.  Force Majeure
     -------------

         Neither party shall incur liability to the other party on account of any loss or damage resulting from any delay or failure to perform any part of their obligations hereunder where such delay or failure was caused in whole or in part by events, occurrences, or causes beyond the reasonable control of such party.

12.  Independent Contractor
     ----------------------

         Consultant agrees that in its performance of this letter agreement, Consultant shall act as an independent contractor, and not as an employee of TRW, and all of Consultant's agents and employees shall be subject solely to the control, supervision and authority of Consultant. Consultant understands and agrees that TRW will not cover Consultant or Consultant's employees or agents with workers' compensation, unemployment insurance, state disability insurance, public liability insurance or other benefits that may be available to employees of TRW. Consultant shall refrain from any representation that Consultant is an employee, agent or legal representative of TRW, or from incurring liabilities or obligations of any kind in the name, or on behalf, of TRW.

         It is agreed that (a) Consultant shall be responsible for Social Security taxes, if any, which may be applicable and for any other applicable fees or taxes (federal, state or local) which may be required or levied upon any payment made to or on behalf of Consultant hereunder; and (b) Consultant and Consultant's employees, agents, heirs, successors and assigns shall not be entitled, by virtue of any work done under this letter agreement, to any benefits under any medical or travel accident insurance, pension, sick leave, life insurance, vacation, or disability, or other employees' benefit plan or plans maintained by TRW for its employees.

13.  Publicity
     ---------

         Except as TRW grants prior written approval, Consultant shall not publicize the work performed under this letter agreement.

                                                                   Initialed ___
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Martin A. Coyle
February 25, 1997
Page 6

14.  Assignment
     ----------

         This letter agreement shall not be assignable by Consultant without the prior written consent of TRW. TRW may assign all or parts of its rights or delegate all or parts of its duties under this letter agreement upon giving written notice to Consultant.

15.  Entire Agreement
     ----------------

         With the sole exception of the severance agreement between Martin A. Coyle dated February 25, 1997, and the reference therein to the instant Consulting Agreement, this letter agreement sets forth the entire understanding between the parties relating to consulting services to be performed by Coyle between March 1, 1999 and March 1, 2001, and merges all prior discussions between them regarding such subject. Neither TRW nor Consultant shall be bound by any condition, warranty, or representation other than as expressly stated herein or as subsequently set forth in writing signed by the parties.

16.  Indemnification and Limitation of Liability
     -------------------------------------------

         Consultant shall indemnify TRW in respect of and hold TRW harmless from and against (i) all expenses, claims, losses, damages and liability, however caused, arising from any acts or omissions of Consultant in the course of performing work under this letter agreement or the acts or omissions of Consultant's employees, agents, subcontractors, suppliers or other third parties utilized in connection with Consultant's performance; and (ii) any and all claims by third parties that Consultant misrepresented its authority or made any unfactual or other commitment not specifically authorized under this letter agreement.

         TRW's sole financial obligation under this letter agreement shall be the payment of compensation as provided for herein. In no event shall TRW be liable to Consultant for any loss of profits or incidental, indirect or consequential damages, however caused, whether by TRW's sole or concurrent negligence or otherwise.
                                                                   Initialed ___
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Martin A. Coyle
February 25, 1997
Page 7

17.  Survival
     --------

         The parties' obligations contained in paragraphs 4, 5, 6, 7, 12, 16 and 18 shall be permanent and survive the termination of this letter agreement.

18.  Governing Laws
     --------------

         All questions concerning the validity and operation of this letter agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the substantive laws of the State of Ohio, applicable to agreements made and to be performed wholly within such jurisdiction.

         If you agree with the terms of this letter agreement, please sign and date the enclosed copy, initial each page and return the signed copy to me.

Sincerely,

TRW Inc.

By         /s/ Howard V. Knicely
  -------------------------------------
         Howard V. Knicely
         Executive Vice President

ACCEPTED AND AGREED TO

this     3rd   day of      March    , 1997
     ----------      ---------------

  /s/ Martin A. Coyle
-----------------------------------
Martin A. Coyle


                                                                  Initialed ____